UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

BYRNA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-132456	71-1050654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115

Andover, MA 01810

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 868-5011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David North as Chief Financial Officer

Effective August 31, 2020, the board of directors (the “Board”) of Byrna Technologies Inc. (the “Company”) appointed David North as the Company’s Chief Financial Officer. Mr. North assumed his position as the Company’s Chief Financial Officer on August 31, 2020.

The following is certain biographical information regarding Mr. North:

David North, age 57, previously served as Vice President and Corporate Controller, from October 2017 to January 2020, at Velcro Group Corp., a multinational manufacturer with operations in North America, South America, Asia and Europe, where he was responsible for the operational turnaround of all global accounting functions, board and annual reporting, external audit coordination, and internal controls. From July 2011 to October 2017, Mr. North served as Corporate Controller for the L.S. Starrett Company (NYSE:SCX), a manufacturer of measurement tools with operations in North America, Brazil, China and Europe, where he was in charge of global accounting functions, SEC reporting, external audit and internal controls. Prior to his employment at L.S. Starrett Company, Mr. North was self-employed as a corporate financial consultant where he performed Sarbanes Oxley consulting and testing for various companies. Mr. North began his career at Deloitte & Touche. Mr. North holds a Bachelor of Arts in History from Dartmouth College, a Master of Science in Accounting from New York University, and is a Certified Public Accountant registered in the state of New York.

There is no arrangement or understanding between Mr. North and any other person pursuant to which he was selected as an officer of the Company and there are no related party transactions involving Mr. North that are reportable under Item 404(a) of Regulation S-K. Additionally, there are no family relationships between any director or executive officer of the Company and Mr. North.

In connection with Mr. North’s appointment as the Company’s Chief Financial Officer, he accepted an offer letter from the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. North will receive an annual base salary of $250,000. Mr. North may be eligible for a bonus. Mr. North is expected to receive 600,000 restricted stock units that will vest based upon his time at the Company and the Company’s stock price appreciation. Mr. North also has been offered employee benefits, including health insurance.

This summary description is qualified in its entirety by reference to the Offer Letter, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated herein by reference.

A press release announcing Mr. North’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Appointment of Christopher L. Reed as a Director

Effective August 31, 2020, the Board of the Company appointed Christopher L. Reed to serve as a member of the Board. Mr. Reed has not been appointed a member of any committees of the Board. Mr. Reed assumed his position as a member of the Board on September 1, 2020.

There is no arrangement or understanding between Mr. Reed and any other persons pursuant to Mr. Reed’s appointment as director and there are no related party transactions involving Mr. Reed that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Mr. Reed is a party to or in which they participate nor have there been any material amendment to any plan, contract or arrangement by virtue of Mr. Reed’s appointment.

The following is certain biographical information regarding Mr. Reed:

Christopher L. Reed, age 52, has been the managing partner of Garcia Reed Investments, LLC, a real estate management entity, since April 2012. Mr. Reed has also served as a re-hired annuitant for the U.S. Department of State, overseeing classified investigations, since October 2018. From December 2016 to July 2018, Mr. Reed served as the special agent in charge (“SAC”) and director of the United States Agency of International Development in the Office of the Inspector General (“USAID OIG”), where he led investigative responsibility for USAID OIG global investigations into fraud, waste, abuse and criminal activity. Prior to his employment at the USAID OIG, from 2000 to December 2016, Mr. Reed served with the U.S. Department of Justice (“DOJ”), Bureau of Alcohol, Tobacco, Firearms & Explosives (“ATF”) where he last held the position of assistant SAC of the New Orleans Field Division, where he had direct responsibility for five ATF Field Offices throughout Arkansas, Louisiana and Mississippi. Mr. Reed is veteran of the U.S. Marine Corps. Mr. Reed holds a Bachelor of Arts from Indiana University, a Master of Administration from Northern Arizona University, a Congressional Fellow Program Graduate from Georgetown University, a Master of Business Administration from Champlain College and an Executive Development Program Graduate from Columbia University. Mr. Reed is well qualified to serve as a director due to his extensive experience and connections with law enforcement agencies around the world.

A press release announcing Mr. Reed’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter, dated August 20, 2020, from Byrna Technologies Inc. and accepted by David North

99.1	Press Release, dated September 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: September 8, 2020	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer